1st November 2011

Alexander Holtermann
CEO
Subaye Inc.

Jacqueline Ng
CFO
Subaye Inc.

Dear Alex

The failure of previous management to provide a complete handover of the company's books and records has left me in what I feel is the untenable and regrettable position of being unable to adequately fulfill my role at the Company. I hereby submit my resignation as Chief Financial Officer, Secretary and Director of the Company effective immediately.

The Company is indeed facing many challenges at this time and I would like to wish you all the best as you meet these head on.

Best Regards



Jacqueline Ng